Exhibit 10.4

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (this “Settlement Agreement”) dated as of July 31, 2016, is entered into by and between Xcelmobility Inc. (the “Company”), and Xili Wang (the “Executive,” and together with the Company, collectively, jointly and severally, referred to herein as the “Parties” or singularly a “Party”).

WHEREAS, the Company and Executive previously entered into that certain Management Service Agreement, dated as of August 1, 2011, and amended and restated such Management Service Agreement on August 28, 2014 (as amended and restated, the “Original Management Service Agreement”);

WHEREAS, as of the date hereof, certain remuneration owed to Executive pursuant to the Original Management Service Agreement remains accrued and unpaid;

WHEREAS, the Parties have reached an agreement regarding such accrued and unpaid remuneration, and the terms and conditions of such agreement are set forth herein; and

WHEREAS, to memorialize certain other agreements between the Parties, the Parties have amended and restated the Original Management Service Agreement on July 31, 2016 (as amended, the “Second Amended and Restated Management Agreement”).

NOW, THEREFORE, in consideration of the foregoing recitals and of the conditions, covenants and agreements set forth below, the amount and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Settlement. In consideration for Executive’s execution and compliance with this Settlement Agreement, including the waiver and release of Claims (as defined below) in Sections 2 and 3, respectively, the Company agrees to pay to Executive, on or before July 31, 2016 (the “Payment Date”), the amount of Twenty Thousand Dollars ($20,000), (without interest thereon, and less applicable tax and other withholdings, the “Settlement Amount”), which reflects the accrued and unpaid base salary owed to Executive pursuant to Section 4.1(a) of the Original Management Services Agreement, covering the period beginning on January 1, 2015 and continuing through and including December 31, 2015 (the “Settlement Period”).

2. Waiver. Subject to and effective upon the receipt by Executive of the Settlement Amount on or before the Payment Date, Executive hereby waives any and all Claims arising out of or related to accrued and unpaid base salary owed to Executive pursuant to Section 4.1(a) of the Original Management Services Agreement prior to the Settlement Period. Executive acknowledges and agrees that upon timely receipt of the Settlement Amount, such amount shall be in full satisfaction of all Claims for such accrued and unpaid base salary arising out of or relating to such accrued and unpaid base salary.

3. Mutual Releases.

(a) Subject to and effective upon the receipt by Executive of the Settlement Amount on or before the Payment Date, each of the Company and Executive does hereby irrevocably release the other Party, on behalf of themselves, and all persons or entities claiming by, through or under them, and their respective shareholders, officers, directors, heirs, successors and assigns, hereby fully, completely and finally waive, release, remise, acquit, and forever discharge and covenant not to sue the other Party (and, with respect to the Company, its officers, directors, shareholders, trustees, parent companies, sister companies, affiliates, subsidiaries, employers, attorneys, accountants, predecessors, successors, insurers, representatives, and agents), with respect to any and all claims, demands, suits, manner of obligation, debt, liability, expenses, or causes of action of any kind whatsoever, whether known or unknown, at law or in equity (collectively, “Claim(s)”), including without limitation, all claims and causes of action arising out of or in any way relating to (i) payment of the Settlement Amount, or (ii) accrued and unpaid base salary owed to Executive pursuant to Section 4.1(a) of the Original Management Services Agreement, covering the Settlement Period and any period prior thereto. The Parties warrant and represent that they have not assigned or otherwise transferred any Claim released by this Settlement Agreement.

(b) The Parties acknowledge and agree that these releases are GENERAL RELEASES. The Parties expressly waive and assume the risk of any and all Claims which exist as of this date, but which they do not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect his or her or its decision to enter into this Settlement Agreement. The Parties expressly acknowledge that this waiver of Claims includes any Claims for any alleged fraud, deception, concealment, misrepresentation or any other misconduct of any kind in procuring this Settlement Agreement. The Parties specifically do not, however, waive or release any claim that may arise for breach of this Settlement Agreement. Executive specifically waives the protections of California Civil Code Section 1542, which states that “a general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

(c) The Parties acknowledge and agree that the Executive does not, by execution of this Settlement Agreement, waive, release or discharge any Claims arising out of relating to (i) accrued and unpaid compensation under the Original Management Service Agreement or the Second Amended and Restated Management Agreement that occur after the Settlement Period or after the date hereof; (ii) any right to file an administrative charge or complaint with the Equal Employment Opportunity Commission or other administrative agency, although Executive waives any right monetary relief related to or arising during the Settlement Period or any period prior thereto; and (iii) any rights to benefits other than base salary that may have vested under the Original Management Service Agreement, or that may vest under the Second Amended and Restated Management Agreement.

4. Tax Withholding. Executive acknowledges and agrees the Company and its counsel have not made any representations to Executive regarding the tax consequences of any payments or amounts received by Executive pursuant to this Settlement Agreement. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Executive on account of payments made under this Settlement Agreement. Executive agrees to indemnify the Company against the payment of any taxes, interest, penalties, and other liabilities or costs that may be assessed upon the Company arising out of or relating to the payment of the Settlement Amount pursuant to this Settlement Agreement.

5. Authority. The Parties represent and warrant that they possess full authority to enter into this Settlement Agreement and to lawfully and effectively release the opposing Party as set forth herein, free of any rights of settlement, approval, subrogation, or other condition or impediment.

6. Entire Agreement. The Parties represent and agree that no promise, inducement, or agreement other than as expressed herein has been made to them and that this Settlement Agreement is fully integrated, supersedes all prior agreements and understandings and any other agreement between the Parties, and contains the entire agreement between the Parties.

7. Governing Law and Jurisdiction. The laws of the State of Nevada shall apply to and control any interpretation, construction, performance or enforcement of this Settlement Agreement.

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8. Attorneys’ Fees and Costs for Breach. The prevailing Party in any action to enforce or interpret this Settlement Agreement is entitled to recover from the other Party its reasonable attorneys’ fees.

9. Modification. No oral agreement, statement, promise, undertaking, understanding, arrangement, act or omission of any Party, occurring subsequent to the date hereof may be deemed an amendment or modification of this Settlement Agreement unless reduced to writing and signed by the Parties hereto or their respective successors or assigns.

10 Severability. The Parties agree that if, for any reason, a provision of this Settlement Agreement is held unenforceable by any court of competent jurisdiction, this Settlement Agreement shall be automatically conformed to the law, and otherwise this Settlement Agreement shall continue in full force and effect.

11. Counterparts. This Settlement Agreement may be executed in several counterparts and all counterparts so executed shall constitute one agreement binding on all Parties hereto, notwithstanding that all the Parties are not signatories to the original or the same counterpart. Facsimile signatures shall be accepted the same as an original signature. A photocopy of this Settlement Agreement may be used in any action brought to enforce or construe this Settlement Agreement.

12. No Waiver. No failure to exercise and no delay in exercising any right, power or remedy under this Settlement Agreement shall impair any right, power or remedy which any Party may have, nor shall any such delay be construed to be a waiver of any such rights, powers or remedies or an acquiescence in any breach or default under this Settlement Agreement, nor shall any waiver of any breach or default of any Party be deemed a waiver of any default or breach subsequently arising.

13. Acknowledgment of Full Understanding. EXECUTIVE ACKNOWLEDGES AND AGREES THAT EXECUTIVE HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS SETTLEMENT AGREEMENT. EXECUTIVE ACKNOWLEDGES AND AGREES THAT EXECUTIVE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF EXECUTIVE’S CHOICE BEFORE SIGNING THIS SETTLEMENT AGREEMENT. EXECUTIVE FURTHER ACKNOWLEDGES THAT EXECUTIVE’S SIGNATURE BELOW IS AN AGREEMENT TO RELEASE THE COMPANY FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW.

[Signatures follow on a separate page.]

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IN WITNESS WHEREOF, the Parties hereto have executed these presents the day and year first above written.

XCELMOBILITY INC.

was hereunto affixed in the presence of:

By:
Authorized Signatory

SIGNED, SEALED AND DELIVERED by

XILI WANG in the presence of:

Signature

Address	XILI WANG